UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 9, 2012

FIRST DEFIANCE FINANCIAL CORP.

(Exact name of registrant as specified in its charter)

OHIO	0-26850	34-1803915
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer I.D. No.)

601 Clinton Street, Defiance, Ohio 43512

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (419) 782-5015

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

First Amendment to First Defiance Financial Corp. 2010 Equity Incentive Plan

On March 9, 2012, the Board of Directors (the “Board”) of First Defiance Financial Corp. (“First Defiance”) approved an amendment to the First Defiance Financial Corp. 2010 Equity Incentive Plan (“2010 Plan”). The 2010 Plan is being amended to establish specific Performance Criteria that may be used by the Compensation Committee of the Board (the “Committee”) to grant Performance-Based Awards (as defined in the 2010 Plan). The definition of Performance Criteria in the 2010 Plan is being amended to include revenue; income; earnings per share; loan, deposit, new market or asset growth; return measures; tangible equity; economic profit added; earnings before or after taxes, interest, depreciation and/or amortization; interest spread; productivity ratios; share price; expense targets; credit quality; efficiency ratio; market share; customer satisfaction; asset quality measures; capitalization; net income after cost of capital; strategic objectives; and such other measures as the Committee may select from time to time. The foregoing summary of the amendment to the 2010 Plan is qualified in its entirety by reference to the First Amendment to First Defiance Financial Corp. 2010 Equity Incentive Plan, a copy of which is attached as Exhibit 10.1 hereto.

Adoption of Incentive Compensation Plan

On March 9, 2012, the Board of First Defiance approved the creation of the First Defiance Financial Corp. and Affiliates Incentive Compensation Plan (“Incentive Plan”). The purposes of the Plan are to promote the Company’s financial success and increase shareholder value by motivating performance through payments of short-term incentive compensation and to attract and retain talented employees. Any employee of First Defiance or its wholly-owned subsidiaries, First Federal Bank of the Midwest and First Insurance Group of the Midwest, Inc., including the following named executive officers: Messrs. Allen, Hileman, Rohrs, Rose and Small, are eligible to participate. Under the plan, employees who are designated as participants by the Board are given the opportunity to earn awards of incentive compensation if First Defiance achieves various performance objectives established by the Board and described below.

Pursuant to the Incentive Plan, participants may earn incentive compensation based on the satisfaction of corporate and/or strategic performance criteria that must be satisfied over a prescribed performance period in order to receive payment. For each performance period, the Committee shall establish: (a) performance objectives used to determine the amount payable to each participant; (b) the requisite level of achievement of the performance objectives (which may include threshold, target and maximum levels); (c) the method for determining the amount payable based on the achievement of the performance objectives; and (d) any other terms and conditions.

The performance criteria that the Committee may use to establish awards under the Incentive Plan include revenue; income; earnings per share; loan, deposit, new market or asset growth; return measures; tangible equity; economic profit added; earnings before or after taxes, interest, depreciation and/or amortization; interest spread; productivity ratios; share price; expense targets; credit quality; efficiency ratio; market share; customer satisfaction; asset quality measures; capitalization; net income after cost of capital; strategic objectives; and such other measures as the Committee may select from time to time.

In order to receive a payment of incentive compensation under the Incentive Plan, a participant must remain employed on the payment date. However, if a participant’s employment is terminated prior to the payment date due to death, disability or retirement (as defined in the Incentive Plan), the participant may receive a prorated payment. In the event that a participant is terminated after a change in control (as defined in the Incentive Plan), the participant will be entitled to receive a payment equal to the greater of the amount payable had the performance objectives been achieved at the “target” level or the actual amount payable based on achievement of the performance objectives through the fiscal quarter ended nearest to the date of termination.

The foregoing summary of the Incentive Plan is qualified in its entirety by reference to the First Defiance Financial Corp. and Affiliates Incentive Compensation Plan, a copy of which is attached as Exhibit 10.2 hereto.

2012 Actions With Respect to Incentive Compensation Plan

Pursuant to the Incentive Plan, the Committee recommended, and the Board approved on March 9, 2012, the establishment of awards for participants (the “2012 incentive awards”). The 2012 incentive awards permit employees who are selected as participants to earn a specified “target” percentage of their base salary, which is split equally between short-term awards (“2012 STI”) and long-term awards (“2012 LTI”).

The 2012 STI can be earned based on the level of achievement of the following performance objectives over a performance period of one year that began on January 1, 2012: diluted earnings per share, net charge offs, non-performing assets, classified assets, efficiency ratio and other strategic objectives.

The 2012 LTI can be earned based on a comparison of First Defiance’s average return on assets, increase in earnings per share, and revenue growth over a performance period of three years that began on January 1, 2012 and ending on December 31, 2014 as compared to a peer group of similar financial institutions.

Both the 2012 STI and 2012 LTI can be earned at between 0% and 150% of the specified “target”, depending on the level of attainment of the performance objectives. The amount payable with respect to the 2012 STI will be paid in three installments as follows: (1) 50% in 2013; (2) 25% in 2014; and (3) 25% in 2015. The amount payable with respect to the 2012 LTI will be paid in a lump sum in 2015.

Messrs. Small and Rohrs are prohibited from receiving any cash incentive compensation due to the limitations set forth in Section 111 of the Emergency Economic Stabilization Act of 2008, as amended by the American Recovery and Reinvestment Act of 2009 and the Interim Final Rule promulgated pursuant to 31 C.F.R. Part 30 (the “TARP Bonus Prohibition”). However, each can receive awards of certain “long-term restricted stock”. Due to the TARP Bonus Prohibition, the 2012 STI and 2012 LTI for each of Messrs. Small and Rohrs was granted in the form of restricted stock units that are intended to qualify as awards of “long term restricted stock” that are exempt from the TARP Bonus Prohibition. These awards are evidenced by Long Term Restricted Stock Unit Award Agreements (2012 Long-Term Incentive – TARP Applicable) attached hereto as Exhibit 10.3.

The Committee also determined that 60% of the 2012 LTI of each participant, other than Messrs. Small and Rohrs, should be granted in the form of restricted stock units. These awards are evidenced by Restricted Stock Unit Award Agreements (2012 Long-Term Incentive) attached hereto as Exhibit 10.4.

The named executive officers who have been granted awards, their target award percentage, and the type of award granted (standard or TARP) are set forth below.

Name	Title	Target Award Percentage of Base Salary
William J. Small	Chairman, President and Chief Executive Officer of First Defiance	90%

Donald P. Hileman	Executive Vice President & Chief Financial Officer of First Defiance and First Federal Bank and Chief Executive Officer of First Insurance Group	70%

James L .Rohrs	Executive Vice President of First Defiance and President & Chief Executive Officer of First Federal Bank	70%

Dennis E. Rose, Jr.	Executive Vice President of First Federal Bank	50%

Gregory R. Allen	First Federal Bank President of Southern Market Area	50%

The foregoing summary is qualified in its entirety by reference to the Incentive Plan as approved by the Board, a copy of which is attached as Exhibit 10.2 hereto, and the award agreements entered into between First Defiance and each of the named executive officers, copies of which are attached as Exhibits 10.3 and 10.4 hereto.

First Defiance’s shareholders approved the 2010 Plan at the 2010 Annual Meeting of Shareholders of First Defiance held on April 20, 2010. A description of the material terms of the 2010 Plan was included in First Defiance’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on March 19, 2010. The 2010 Plan was filed as Annex A thereto, and is incorporated herein by reference.

Section 9 – Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

10.1	First Amendment to First Defiance Financial Corp. 2010 Equity Incentive Plan

10.2	First Defiance Financial Corp. and Affiliates Incentive Compensation Plan

10.3	First Defiance Financial Corp. Long-Term Restricted Stock Unit Award Agreement (2012 Long Term Incentive – TARP Applicable)

10.4	First Defiance Financial Corp. Long-Term Restricted Stock Unit Award Agreement (2012 Long Term Incentive)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST DEFIANCE FINANCIAL CORP.

By:	/s/ Donald P. Hileman
Donald P. Hileman, Executive Vice President & Chief Financial Officer

Date: March 15, 2012